                                                                     Exhibit 4.2

                           PROTECTIVE LIFE CORPORATION

                                       to

                        THE BANK OF NEW YORK, as Trustee

                          SUPPLEMENTAL INDENTURE NO. 8

                          Dated as of February 28, 2001

                Floating Rate Senior Notes Due February 28, 2003

                                 ($100,000,000)

                           PROTECTIVE LIFE CORPORATION

                          SUPPLEMENTAL INDENTURE NO. 8

                                  $100,000,000

                Floating Rate Senior Notes Due February 28, 2003

SUPPLEMENTAL INDENTURE NO. 8, dated as of February 28, 2001, from PROTECTIVE LIFE CORPORATION, a Delaware corporation (the "Company"), to THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee").

      The Company has heretofore executed and delivered to the Trustee a Senior Indenture, dated as of June 1, 1994 (the "Indenture"), providing for the issuance from time to time of series of the Company's Securities.

      Section 3.1 of the Indenture provides for various matters with respect to any series of Securities issued under the Indenture to be established in an indenture supplemental to the Indenture.

      Section 8.1(7) of the Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any series as provided by Sections 2.1 and 3.1 of the Indenture.

      For and in consideration of the premises and the issuance of the series of Securities provided for herein, it is mutually covenanted and agreed as follows for the equal and ratable benefit of the Holders of the Securities of such series:

                                    ARTICLE I

                       RELATION TO INDENTURE; DEFINITIONS

      Section 1.1. This Supplemental Indenture No. 8 constitutes an integral part of the Indenture.

      Section 1.2. For all purposes of this Supplemental Indenture No. 8:

      Section 1.2.1.Capitalized terms used herein without definition shall have the meanings specified in the Indenture;

      Section 1.2.2.All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture No. 8; and

      Section 1.2.3.The terms "herein", "hereof", "hereunder" and other words of similar import refer to this Supplemental Indenture No. 8.

                                   ARTICLE II

                          THE SERIES 2001 SENIOR NOTES

      Section 2.1. TITLE OF THE SECURITIES. There shall be a series of Securities designated the Floating Rate Senior Notes due February 28, 2003 (the "Series 2001 Notes").

      Section 2.2. LIMITATION ON AGGREGATE PRINCIPAL AMOUNT; DATE OF SERIES 2001 NOTES. The aggregate principal amount of the Series 2001 Notes shall be limited to $100,000,000. Each Series 2001 Note shall be dated the date of its authentication.

      Section 2.3. PRINCIPAL PAYMENT DATES. The principal on the Series 2001 Notes outstanding (together with any accrued and unpaid interest thereon) shall be payable in a single installment on February 28, 2003.

      Section 2.4. INTEREST AND INTEREST RATES. The rate of interest on each Series 2001 Note shall be The London Interbank Borrowing Rate ("LIBOR") plus 0.375% per annum, accruing from February 28, 2001 or from the most recent Interest Payment Date to which interest on such Series 2001 Note has been paid or duly provided for. Interest shall be payable on each Series 2001 Note quarterly on February 28, May 28, August 28 and November 28 of each year (each an "Interest Payment Date"), commencing on May 28, 2001, until the principal thereof is paid or made available for payment. The interest so payable on any Series 2001 Note which is punctually paid or duly provided for on any Interest Payment Date shall be paid to the Person in whose name such Series 2001 Note is registered at the close of business on the fifteenth calendar day preceding February 28, May 28, August 28 or November 28 (each a

"Regular Record Date"). The interest so payable on a Series 2001 Note which is not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the Person in whose name such Series 2001 Note is registered on the relevant Regular Record Date, and such defaulted interest shall instead be payable to the Person in whose name such Series 2001 Note is registered on the Special Record Date or other specified Date determined in accordance with the Indenture.

      The interest rate on the floating rate notes will be a per annum rate equal to (i) LIBOR (determined for the initial interest period and, quarterly, for each subsequent interest period in the manner described below) plus (ii) 0.375%. The interest rate will be set for the initial interest period (commencing February 28, 2001) and reset for each subsequent quarterly interest period, effective the first day in such interest period. For each interest period, the interest rate in effect will be based on LIBOR as determined on the second London business day preceding the first day of such interest period (each such date is referred to as an interest determination date). LIBOR will be determined for each interest period in accordance with the following provisions:

      (a) On the initial interest determination date, February 26, 2001, the Company will ascertain the offered rate based on a weighted average (based on the actual number of days in the initial interest period) of the respective offered rates for three-month and four-month deposits in U.S. dollars in the London interbank market, which appear on the Telerate Page 3750 as of 11:00 a.m. (London time) on such interest determination date.

      (b) On each interest determination date subsequent to the initial determina tion date, the Company will ascertain the offered rate for three-month deposits in U.S. dollars in the London interbank market, which appears on the Telerate Page 3750 as of 11:00 a.m. (London time) on such interest determination date.

      (c) If such rate does not appear on the Telerate Page 3750, or the Telerate Page 3750 is unavailable, the Company will request four major banks in the London interbank market (referred to as the reference banks) to provide the Company with their offered quotation (expressed as a rate per annum) for three-month deposits in U.S. dollars to leading banks in the London interbank market, in a principal amount equal to an amount of not less than $1 million that is representative for a single transaction in such market at such time, at approximately 11:00 a.m. (London time) on the interest determination date. If at least two such quotations are provided, LIBOR in respect of that interest determination date will be the arithmetic mean of such quotations.

      (d) If less than two reference banks provide the Company with such offered quotations, LIBOR in respect of that interest determination date will be the arithmetic mean of the rates quoted by three major banks in The City of New York selected by the Company at approximately 11:00 a.m., New York City time, on that interest determina tion date for three-month loans in U.S. dollars to leading European banks, in a principal amount equal to an amount of not less than $1 million that is representative for a single transaction in such market at such time; provided, however, that if the selected banks are not quoting as mentioned in this sentence, LIBOR will remain LIBOR in effect on such interest determination date.

      As used in this Supplemental Indenture No. 8, "business day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York and "London business day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

      Telerate Page 3750 means the display designated as page "3750" on Bridge Telerate, Inc. (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

      Section 2.5. PLACE OF PAYMENT. The Place of Payment where the Series 2001 Notes may be presented or surrendered for payment, where the Series 2001 Notes may be surrendered for registration of transfer or exchange and where notices and demands to and upon the Company in respect of the Series 2001 Notes and the Indenture may be served shall be in the Borough of Manhattan, The City of New York, New York, and the office or agency maintained by the Company for such purpose shall initially be the Corporate Trust Office of the Trustee.

      Section 2.6. ADDITIONAL COVENANTS. For the benefit of the Holders from time to time of the Series 2001 Notes and in addition to the covenants set forth in Article 9 of the Indenture, the Company further covenants and agrees as follows:

      Section 2.6.1. LIMITATIONS ON DISPOSITION OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES. The Company will not, and will not permit any Subsidiary to, sell, assign, transfer or otherwise dispose of any shares of the capital stock of any Restricted Subsidiary unless the entire capital stock of such Restricted Subsidiary at the time owned by the Company and its Subsidiaries shall be disposed of at the same time for a consideration consisting of cash or other property which the Board of Directors, as evidenced in a Board Resolution, has determined to be at least equal to the fair value thereof. Notwithstanding the foregoing provision, (i) the Company shall be permitted to sell, assign, transfer or otherwise dispose of shares of the capital stock of a Restricted Subsidiary (A) to any director (or any individual nominated to become a director) of such Restricted Subsidiary but only to the extent ownership of such shares is required as directors' qualifying shares for such director or individual and (B) to any Subsidiary; and (ii) any Restricted Subsidiary shall be permitted to sell, assign, transfer or otherwise dispose of shares of its capital stock or the capital stock of any other Restricted Subsidiary (A) to any director (or any individual nominated to become a director) of such Restricted Subsidiary but only to the extent ownership of such shares is required as directors' qualifying shares for such director or individual, or (B) to the Company or any Subsidiary.

      Section 2.6.2. LIMITATIONS UPON CREATION OF LIENS ON CAPITAL STOCK OF RESTRICTED SUBSIDIARIES.

            (a) The Company will not, and will not permit any Restricted Subsidiary to, at any time directly or indirectly, issue, assume, guarantee or permit to exist any indebtedness secured by a Lien on the capital stock of any Restricted Subsidiary without making effective provision whereby the Series 2001 Notes then outstanding (and if the Company so elects, any other indebted ness ranking on a parity with the Series 2001 Notes) shall be equally and ratably secured with such indebtedness as to such property so long as such other indebtedness shall be so secured; provided, however, that the covenant set forth in this
      Section 2.6.2. will not be applicable to Liens (i) on the shares of stock of a subsidiary of a Person that is merged with or into the Company or a Subsidiary securing debt of such Person, which debt was outstanding prior to such merger, but only if such pledge and debt were not incurred in anticipation of such merger, (ii) in favor of the Company securing debt of a Restricted Subsidiary owed to the Company, (iii) for taxes or assessments or governmental charges or levies not then due and delinquent or the validity of which are being contested in good faith or which are less than $5,000,000, or (iv) created by or resulting from any litigation or legal proceeding being contested in good faith or which are less than $5,000,000.

            (b) If the Company shall hereafter be required to secure the Series 2001 Notes equally and ratably with any other indebtedness pursuant to this Section 2.6.2., (i) the Company will promptly deliver to the Trustee an Officers' Certificate stating that the foregoing covenant has been complied with and an Opinion of Counsel stating that in the opinion of such counsel the foregoing covenant has been complied with and that any instruments executed by the Company or any Restricted Subsidiary in the performance of the foregoing covenant comply with the requirements of the foregoing covenant and (ii) the Trustee is hereby authorized to enter into an indenture or agreement supplemen tal hereto and to take such action, if any, as it may deem advisable to enable it to enforce the rights of the Holders of the Series 2001 Notes.

      Section 2.6.3. For purposes of this Section 2.6., Restricted Subsidiary shall mean any Subsidiary of the Company with assets greater than or equal to 20% of all assets of the Company and its Subsidiaries, computed and consolidated in accordance with generally accepted accounting principles.

      Section 2.6.4. For purposes of this Section 2.6., "Lien" shall mean any mortgage, pledge, lien, charge, security interest, conditional sale or other title retention agreement or other encumbrance of any nature whatsoever.

      Section 2.7. MODIFICATION OF EVENTS OF DEFAULT. For the benefit of the Holders from time to time of the Series 2001 Notes, clause 4 of Section 5.1 of the Indenture is hereby modified by deleting such clause 4 in its entirety and replacing it with the following:

      A default under any mortgage, agreement, indenture or instrument under which there may be issued, or by which there may be secured, guaranteed or evidenced any Debt of the Company (including this Indenture) whether such Debt now exists or shall hereafter be created, in an aggregate principal amount then outstanding of $15,000,000 or more, which default (a) shall constitute a failure to pay any portion of the principal of such Debt when due and payable or (b) shall result in such Debt becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such accelera tion shall not be rescinded or annulled, or such Debt shall not be paid in full, within a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of the Series 2001 Notes, a written notice specifying such event of default and requiring the Company to cause such acceleration to be rescinded or annulled or to pay in full such Debt and stating that such notice is a "Notice of Default" hereunder; (it being understood, however, that the Trustee shall not be deemed to have knowledge of such default under such agreement or instrument unless either (A) a Responsible Officer of the Trustee shall have actual knowledge of such default or (B) a Responsible Officer of the Trustee shall have received written notice thereof from the Company, from any Holder, from the holder of any such indebtedness or from the trustee under any such agreement or other instrument); PROVIDED, HOWEVER, that if such default under such mortgage, agreement, indenture or instrument is remedied or cured by the Company or waived by the holders of such indebtedness, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of such Holders; PROVIDED, FURTHER, that the foregoing shall not apply to any secured Debt under which the obligee has recourse (exclusive of recourse for ancillary matters such as environmental indemnities, misapplication of funds, costs of enforcement and the like) only to the collateral pledged for repayment so long as the fair market value of such collateral does not exceed 2% of Total Assets at the time of the "default;"

      Section 2.8. DENOMINATION. The Series 2001 Notes shall be issuable in denominations of $1,000 and integral multiples thereof.

      Section 2.9. CURRENCY. Principal and interest on the Series 2001 Notes shall be payable in U.S. Dollars.

      Section 2.10. REGISTERED SECURITIES IN GLOBAL FORM.

      Section 2.10.1. The Series 2001 Notes will be issued in the form of one or more fully registered global securities, representing the aggregate principal amount of the Series 2001 Notes, that will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), and registered in the name of Cede & Co., the nominee of DTC.

      Section 2.10.2. Except as provided in Section 3.5 of the Indenture, Beneficial Owners of interests in the Series 2001 Notes may not exchange such interests for certificated Series 2001 Notes.

      Section 2.10.3. In addition to the legend specified in Section 2.4 of the Indenture, each certificate evidencing the Series 2001 Notes shall bear the following legend:

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY

      CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      Section 2.11. FORM OF SERIES 2001 SENIOR NOTES. The Series 2001 Notes shall be substantially in the form attached as Exhibit A hereto.

      Section 2.12. DEFEASANCE AND COVENANT DEFEASANCE. The provisions of
Section 4.4 of the Indenture shall apply to the Series 2001 Notes. The provisions of Section 4.5 of the Indenture shall apply to the Series 2001 Notes with respect to the covenants specified in said Section 4.5 and the covenants set forth in Section 2.6. of this Supplemental Indenture No. 8.

      Section 2.13. REGISTRAR AND PAYING AGENT. The Trustee shall initially serve as Registrar and Paying Agent.

                                    ARTICLE 3

                            MISCELLANEOUS PROVISIONS

      Section 3.1. The Indenture, as supplemented and amended by this Supplemental Indenture No. 8, is in all respects hereby adopted, ratified and confirmed.

      Section 3.2. This Supplemental Indenture No. 8 may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

      SECTION 3.3. THIS SUPPLEMENTAL INDENTURE NO. 8 AND EACH SERIES 2001 NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 8 to be duly executed, as of the day and year first written above.

                             PROTECTIVE LIFE CORPORATION

                             By:
                                 ----------------------------------------------
                             Name:  Richard J. Bielin
                             Title: Senior Vice President, Investments


(Seal)                       By:
                                 ----------------------------------------------
                             Name:  Jerry W. DeFoor
                             Title: Vice President, Controller
                                    and Chief Accounting Officer

Attest:
        -----------------------------------
Name:   Deborah J. Long
Title:  Senior Vice President,
        Secretary and General Counsel

                             THE BANK OF NEW YORK,
                             as Trustee

                             By: THE BANK OF NEW YORK TRUST
                                 COMPANY OF FLORIDA, N.A.,
                                 as Agent

(Seal)

                             By:
                                 ----------------------------------------------
                             Name: Charles S. Northen, IV
                             Title: Vice President

Attest:
        ------------------------------------
Name:
Title:

                                  EXHIBIT A TO
                          SUPPLEMENTAL INDENTURE No. 8

                 (FORM OF FACE OF FLOATING RATE SENIOR NOTE DUE
                               FEBRUARY 28, 2003)

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESEN TATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORA TION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANS FER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SENIOR NOTE IS IN GLOBAL FORM WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF DTC OR A NOMINEE OF DTC. UNLESS AND UNTIL IT IS EX CHANGED IN WHOLE OR IN PART FOR SENIOR NOTES IN CERTIFICATED FORM IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC, OR BY A NOMINEE OF DTC TO ANOTHER NOMINEE OF DTC, OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

                           PROTECTIVE LIFE CORPORATION
                 Floating Rate Senior Note Due February 28, 2003

No. 1                                                               $100,000,000
                                                              CUSIP: 743674 AN 3

Protective Life Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture (as defined on the reverse hereof)), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $100,000,000 (One Hundred Million Dollars) on February 28, 2003, and to pay interest thereon from February 28, 2001, or from the most recent Interest Payment Date to which interest has been paid or duly provided for. Interest shall be payable on the Company's Floating Rate Senior Note due February 28, 2003 ("Series 2001 Note") quarterly on February 28, May 28, August 28 and November 28 of each year (each an "Interest Payment Date"), commencing on May 28, 2001 at the rate of The London Interbank Borrowing Rate ("LIBOR") plus 0.375% per annum, until the principal hereof is paid or made available for payment; PROVIDED that any such installment of interest which is overdue shall bear interest at the rate of LIBOR plus 0.375% per annum (to the extent that the payment of such interest shall be legally enforceable) from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year for the actual number of days elapsed. In the event that any date on which interest is payable on this Series 2001 Note is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect to any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest so payable on any Interest Payment Date which is punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Series 2001 Note is registered at the close of business on the Regular Record Date for such Interest Payment Date, which shall the 15th calendar day preceding February 28, May 28, August 28 or November 28 (each a "Regular Record Date"). Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Person in whose name this Series 2001 Note is registered on the relevant Regular Record Date, and such defaulted interest shall instead be payable to the Person in whose name this Series 2001 Note is registered on the Special Record Date or other specified date determined in accordance with the Indenture and Supplemental Indenture No. 8, referred to on the reverse hereof.

      The interest rate on the floating rate notes will be a per annum rate equal to (i) LIBOR (determined for the initial interest period and, quarterly, for each subsequent interest period in the manner described below) plus (ii)
0.375 %. The interest rate will be set for the initial interest period (commencing February 28, 2001) and reset for each subsequent quarterly interest period, effective the first day in such interest period. For each interest period, the interest rate in effect will be based on LIBOR as determined on the second London business day preceding the first day of such interest period (each such date is referred to as an interest determination date). LIBOR will be determined for each interest period in accordance with the following provisions:

      (a) On the initial interest determination date, February 26, 2001, the Company will ascertain the offered rate based on a weighted average (based on the actual number of days in the initial interest period) of the respective offered rates for three-month and four-month deposits in U.S. dollars in the London interbank market, which appear on the Telerate Page 3750 as of 11:00 a.m. (London time) on such interest determination date.

      (b) On each interest determination date subsequent to the initial determina tion date, the Company will ascertain the offered rate for three-month deposits in U.S. dollars in the London interbank market, which appears on the Telerate Page 3750 as of 11:00 a.m. (London time) on such interest determination date.

      (c) If such rate does not appear on the Telerate Page 3750, or the Telerate Page 3750 is unavailable, the Company will request four major banks in the London interbank market (referred to as the reference banks) to provide the Company with their offered quotation (expressed as a rate per annum) for three-month deposits in U.S. dollars to leading banks in the London interbank market, in a principal amount equal to an amount of not less than $1 million that is representative for a single transaction in such market at such time, at approximately 11:00 a.m. (London time) on the interest determination date. If at least two such quotations are provided, LIBOR in respect of that interest determination date will be the arithmetic mean of such quotations.

      (d) If less than two reference banks provide the Company with such offered quotations, LIBOR in respect of that interest determination date will be the arithmetic mean of the rates quoted by three major banks in The City of New York selected by the Company at approximately 11:00 a.m., New York City time, on that interest determina tion date for three-month loans in U.S. dollars to leading European banks, in a principal amount equal to an amount of not less than $1 million that is representative for a single transaction in such market at such time; provided, however, that if the selected banks are not quoting as mentioned in this sentence, LIBOR will remain LIBOR in effect on such interest determination date.

      As used in this Supplemental Indenture No. 8, "business day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York and "London business day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

      Telerate Page 3750 means the display designated as page "3750" on Bridge Telerate, Inc. (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

      Payment of the principal of and interest on this Series 2001 Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York (which shall initially be the Corporate Trust Office of the Trustee), in same day funds by wire transfer to an account maintained by the Person entitled thereto as specified in the Register of Holders of the Series 2001 Notes, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

      Reference is hereby made to the further provisions of this Series 2001 Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Series 2001 Note shall not be entitled to any benefit under the Indenture and Supplemental Indenture No. 8 referred to on the reverse hereof or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, Protective Life Corporation has caused this instrument to be executed under its corporate seal.

Dated: February 28, 2001
(Corporate Seal)                    PROTECTIVE LIFE CORPORATION

                                    By:
                                        ----------------------------------------
                                    Richard J. Bielen
                                    Senior Vice President, Investments


                                    By:
                                        ----------------------------------------
                                    Jerry W. DeFoor
                                    Vice President, Controller
                                    and Chief Accounting Officer

This is one of the Securities of the series described in the within-mentioned Indenture.

Dated: February 28, 2001

                                    THE BANK OF NEW YORK,
                                    as Trustee

                                    By: THE BANK OF NEW YORK TRUST
                                        COMPANY OF FLORIDA, N.A.,
                                        as Agent

                                    By:
                                        ----------------------------------------
                                    Authorized Signatory

                      (FORM OF REVERSE OF SERIES 2001 NOTE)

This Series 2001 Note is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under a Senior Indenture, dated as of June 1, 1994 (herein, together with all indentures supplemental thereto, including Supplemental Indenture No. 8, dated as of February 28, 2001, called the "Indenture"), from the Company to The Bank of New York (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $100,000,000, and is issued pursuant to Supplemental Indenture No. 8, dated as of February 28, 2001, from the Company to the Trustee, relating to the securities of this series (herein called "Supplemental Indenture No. 8").

The Securities of this series shall not be subject to redemption at the option of the Company at any time and the Company shall have no obligation to redeem or purchase the Securities pursuant to any sinking fund.

For purposes of this section, a "Beneficial Owner" means the Person who has the right to sell, transfer or otherwise dispose of an interest in a Series 2001 Note and the right to receive the proceeds therefrom, as well as the interest and principal payable to the holder thereof. In general, a determination of beneficial ownership in the Series 2001 Notes will be subject to the rules, regulations and procedures governing the Depositary and institutions that have accounts with the Depositary or a nominee thereof ("Participants").

For purposes of this section, an interest in a Series 2001 Note held in tenancy by the entirety, joint tenancy or by tenants in common will be deemed to be held by a single Beneficial Owner.

During such time or times as the Series 2001 Notes are not represented by a Global Security and are issued in definitive form, all references in this section to Participants and the Depositary, including the Depositary's governing rules, regulations and procedures shall be deemed deleted, all determinations which under this section the Participants are required to make shall be made by the Company.

      EVENTS OF DEFAULT. The Indenture contains provisions for defeasance at any time of the indebtedness on this Security or of certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security. No reference herein to the Indenture or to Supplemental Indenture No. 8 and no provision of this Security or of the Indenture or of Supplemental Indenture No. 8 shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Security at the times, place and rate, and in the coin or currency, herein prescribed.

      TRANSFER OR EXCHANGE OF SERIES 2001 NOTES. As provided in the Indenture and subject to certain limitations as set forth therein and in Supplemental Indenture No. 8, the transfer of this Security is registrable on the Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not the Security be overdue, and neither the Company, the Trustee nor any such agent of the Company or the Trustee shall be affected by notice to the contrary.

THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCOR DANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.